UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018(February 22, 2018)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operation and Financial Condition.

On February 22, 2018, ACI Worldwide, Inc. (“the Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2017. A copy of this press release is attached hereto as Exhibit 99.1.

The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02- Results of Operations and Financial Condition” and “Item 7.01 – Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this report and the furnishing of this information pursuant to Items 2.02 and 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 7.01.	Regulation FD Disclosure

See “Item 2.02 – Results of Operation and Financial Condition” above.

Item 8.01.	Other Events

The press release issued by the Company on February 22, 2018 also announced that its Board of Directors has authorized an increase to its Share Repurchase Program and with this increase, the Company now has $200 million remaining on its share buyback authorization. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated February 22, 2018

99.2	Investor presentation materials dated February 22, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 22, 2018

99.2	Investor presentation materials dated February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Scott W. Behrens
Scott W. Behrens, Senior Executive Vice President, Chief Financial Officer, and Chief Accounting Officer

Date: February 22, 2018

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